CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders

Evergreen Equity Trust

We consent to the use of our report dated December 10, 2004 for Evergreen Tax Strategic Foundation Fund, a series of the Evergreen Equity Trust, incorporated herein by reference and to the reference to our firm under the caption “FINANCIAL HIGHLIGHTS” in the prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

                                                                       /s/ KPMG LLP

Boston, Massachusetts

February 25, 2005